Exhibit 10.41

TENTH AMENDMENT TO CREDIT AGREEMENT

TENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 10, 2018, in respect of the ABL Credit Agreement, dated as of June 10, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among Tesla, Inc. (the “Company”, and together with each Wholly-Owned Domestic Subsidiary of the Company that becomes a U.S. Borrower pursuant to the terms of the Credit Agreement, collectively, the “U.S. Borrowers”), Tesla Motors Netherlands B.V. (“Tesla B.V.”, and together with each Wholly-Owned Dutch Subsidiary of Tesla B.V. that becomes a Dutch Borrower pursuant to the terms of the Credit Agreement, collectively, the “Dutch Borrowers”; and the Dutch Borrowers, together with the U.S. Borrowers, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) and as Collateral Agent, and the other agents party thereto.

RECITALS:

WHEREAS, the Company has requested an amendment to the Credit Agreement;

WHEREAS, pursuant to Section 13.12 of the Credit Agreement, the Credit Agreement may be amended with the written consent of the Required Lenders and each Credit Party thereto; and

WHEREAS, the parties now wish to amend the Credit Agreement in certain respects.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

Section 1.Defined Terms.  Unless otherwise specifically defined herein, each term used herein (including in the recitals above) has the meaning assigned to such term in the Credit Agreement.

Section 2.Amendments to Credit Agreement.

(a)Amendment to Section 1.01 of the Credit Agreement.  The following defined terms shall be inserted into Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Attributes Buyer” shall mean that Person separately identified in writing by the Company to the Administrative Agent.

“Energy Environmental Attribute” shall mean any credit, benefit, reduction, offset or allowance (such as so-called renewable energy certificates, green tags, green certificates, and renewable energy credits), howsoever entitled or named, resulting from, attributable to or associated with the storage or generation of energy, other than the actual electric energy produced, and that is capable of being measured, verified or calculated and in any case may be lawfully marketed to third parties.  By way of illustration, Energy Environmental Attributes may result from:  the generation system’s use of a particular renewable energy source; avoided NOx, SOx, CO2 or greenhouse gas emissions and other carbon credits and offsets; avoided water use or as otherwise specified under any applicable energy-related private or governmental program.  Notwithstanding any of the foregoing in this definition or any other provision of the Tenth Amendment or the Credit Agreement, Energy Environmental Attributes shall not in any case include: (i) any of the foregoing obtained by, provided to, used by or necessary for the Company or any of its Subsidiaries to conduct any of its operations at any location (and shall not include any water rights or other rights or credits obtained pursuant to requirements of applicable law in order to site and develop any facility); or (ii) any production tax credits.

“Environmental Attribute” shall mean an Energy Environmental Attribute or a Vehicle Environmental Attribute.

“Tenth Amendment” shall mean that certain Tenth Amendment, dated as of December 10, 2018, among the Company, Tesla B.V., the Administrative Agent and the Lenders party thereto.

“Tenth Amendment Effective Date” shall mean December 10, 2018.

“Used Motor Vehicles” shall mean all Used motor vehicles owned by the Company or any of its Subsidiaries.

“Vehicle Environmental Attribute” shall mean any credit, benefit, reduction, offset or allowance, howsoever entitled or named, relating to the emissions or environmental impacts that result from, are attributable to, or are associated with a vehicle, a vehicle’s use, or a vehicle charging station that is capable of being measured, verified or calculated and in any case may be lawfully marketed to third parties.  By way of illustration, Vehicle Environmental Attributes may result from: new energy vehicles; zero emission vehicles; fuel economy; avoided criteria air pollutants, CO2 or greenhouse gas emissions; low carbon, renewable or clean fuel; and other credits and offsets defined under any applicable vehicle and charging-related private or governmental program, including, without limitation, the following credits: California LEV III NMOG + NOx, US CAFE, US GHG, US Tier 3 NMOG + NOx, Canada GHG, Quebec ZEV, EU CO2 Pooling, and Switzerland GHG Credits.  Notwithstanding any of the foregoing in this definition or any other provision of the Tenth Amendment or the Credit Agreement, Vehicle Environmental Attributes shall not include: (i) any of the foregoing obtained by, provided to, used by or necessary for the Company or any of its Subsidiaries to conduct any of its operations at any location; or (ii) any automotive tax credits.

(b)Amendment to the definition of Capitalized Lease Obligation.  The definition of “Capitalized Lease Obligation” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles; provided that Capitalized Lease Obligations shall not include (i) any obligations in respect of leases that would be treated as operating leases in accordance with GAAP as in effect on the Tenth Amendment Effective Date and (ii) any obligations in respect of operating leases that are capitalized as a result build-to-suit lease accounting rules.

(c)Amendment to Section 10.01 of the Credit Agreement. Section 10.01 of the Credit Agreement shall be amended by (i) deleting “and” at the end of clause (dd) thereof, (ii) replacing “.” at the end of clause (ee) thereof with “;” and (iii) adding the following new clauses (ff) and (gg) at the end thereof:

“(ff)Liens on Used Vehicles and related assets (such as documents of title in respect thereof, that in the reasonable opinion of the Company are customary for financing transactions related to such assets), in each case securing Indebtedness permitted by Section 10.04(z); and

(gg)Liens of the Attributes Buyer or any of its Affiliates on Environmental Attributes and their related intangible rights in connection with the sale of such Environmental Attributes to the Attributes Buyer or any of its Affiliates.”

(d)Amendment to Section 10.04 of the Credit Agreement.  Section 10.04 of the Credit Agreement shall be amended by (i) deleting “and” at the end of clause (x) thereof, (ii) replacing “.” at the end of clause (y) thereof with “; and” and (iii) adding the following new clause (z) at the end thereof:

“(z)Indebtedness of the Company or any of its Subsidiaries secured by a Lien on Used Motor Vehicles and related assets; provided, that such Indebtedness shall not be secured by any assets other than Used Motor Vehicles and other related assets, such as documents of title in respect thereof, that in the reasonable opinion of the Company are customary for financing transactions related to such assets; provided further that the aggregate amount of Indebtedness outstanding at any time pursuant to this clause (z) shall not exceed $200,000,000.”

(e)Amendment to Section 10.09 of the Credit Agreement.  Section 10.09 of the Credit Agreement shall be amended by (i) replacing “or (ee)” in clause (viii) thereof with “, (ee), (ff) or (gg)”, and (ii) replacing “or 10.04(x)” in clause (ix)(B) each time it appears therein with “, 10.04(x) or 10.04(z)”.

Section 3.Conditions. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Amendment Effective Date”):

(a)The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by the Credit Parties, the Administrative Agent and the Required Lenders.

(b) Each of the representations and warranties made by the Credit Parties in or pursuant to the Credit Agreement or in or pursuant to the other Credit Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified or subject to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Amendment Effective Date as if made on and as of such date except for such representations and warranties expressly stated to be made as of an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)No Default or Event of Default shall exist on the Amendment Effective Date.

(d)The Administrative Agent shall have received an officer’s certificate from an Authorized Officer of the Company and dated as of the Amendment Effective Date, certifying that each condition set forth in Sections 3(b) and (c) hereof have been satisfied on and as of the Amendment Effective Date.

Section 4.Representations and Warranties, etc.  The Borrowers hereby confirm, reaffirm and restate that each of the representations and warranties made by any Credit Party in the Credit Documents is true and correct in all material respects on and as of the Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects).  The Borrowers represent and warrant that, immediately after giving effect to the occurrence of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.  The Borrowers represent and warrant that each Credit Party (i) has the Business power and authority to execute, deliver and perform the terms and provisions of this Amendment and has taken all necessary Business action to authorize the execution, delivery and performance by such Credit Party thereof and (ii) has duly executed and delivered this Amendment, and that this Amendment constitutes a legal, valid and binding obligation of the Borrowers enforceable against each Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 5.Reaffirmation. Each Guarantor and each Credit Party hereby agrees that (i) all of its Obligations under the Credit Documents shall remain in full force and effect on a continuous basis after giving effect to this Amendment and (ii) each Credit Document is ratified and affirmed in all respects.

Section 6. Vehicle Environmental Attributes not Collateral.  Each Lender acknowledges and agrees that notwithstanding any provision of this Agreement or any Security Document, Vehicle Environmental Attributes and their related intangible rights are not General Intangibles relating to Inventory and therefore do not constitute Collateral.

Section 7.Governing Law. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law principles that would result in the application of any law other than the law of the State of New York).

Section 8.Effect of This Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

Section 9.Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

Section 10.Miscellaneous. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement. The Borrowers shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

TESLA, INC.

By:	/s/ Yaron Klein
Name:	Yaron Klein
Title:	Treasurer

TESLA MOTORS NETHERLANDS B.V.

By:	/s/ Marc Cerda
Name:	Marc Cerda
Title:	Managing Director

[Tenth Amendment – Signature Page]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent, Swingline Lender and a Lender

By:	/s/ Maria Guinchard
Name:	Maria Guinchard
Title:	Vice President

By:	/s/ Marguerite Sutton
Name:	Marguerite Sutton
Title:	Vice President

[Tenth Amendment – Signature Page]

Goldman Sachs Bank USA, as a Lender

By:	/s/ Jamie Minieri
Name:	Jamie Minieri
Title:	Authorized Signatory

[Tenth Amendment – Signature Page]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Komal Ramkirath
Name:	Komal Ramkirath
Title:	Assistant Vice President

[Tenth Amendment – Signature Page]

CITIBANK, N.A., as a Lender

By:	/s/ David L. Smith
Name:	David L. Smith
Title:	Vice President and Director

[Tenth Amendment – Signature Page]

Morgan Stanley Bank, N.A., as a Lender

By:	/s/ Emanuel Ma
Name:	Emanuel Ma
Title:	Authorized Signatory

[Tenth Amendment – Signature Page]

Morgan Stanley Senior Funding, Inc., as a Lender

By:	/s/ Emanuel Ma
Name:	Emanuel Ma
Title:	Vice President

[Tenth Amendment – Signature Page]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Benjamin Lennon
Name:	Benjamin Lennon
Title:	Authorized Signatory

[Tenth Amendment – Signature Page]

Bank of America, N.A., as an Issuing Lender and a Lender

By:	/s/ James Fallahay
Name:	James Fallahay
Title:	Senior Vice President

[Tenth Amendment – Signature Page]

SOCIETE GENERALE, as a Lender

By:	/s/ John Hogan
Name:	John Hogan
Title:	Direector

[Tenth Amendment – Signature Page]

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Jake Elliott
Name:	Jake Elliott
Title:	Authorized Signatory

[Tenth Amendment – Signature Page]